Exhibit 99.1

News Release
For Immediate Release

Contact:
Jerry L. Ocheltree
President and CEO
Carolina Trust BancShares, Inc.
(704) 735-1104

Carolina Trust BancShares, Inc. Reports 1st Quarter 2019 Results

➢	$0.04 Net Income Per Diluted Share for the first quarter of 2019 as compared to $0.12 for the first quarter of 2018
➢
Adjusted Net Income Per Diluted Share excluding merger expenses, accretion of loan and deposit fair market values, and amortization of core deposit intangibles, was $0.18 for the first quarter of 2019 as compared to $0.12 for the first quarter of 2018 (a non-GAAP measure)

LINCOLNTON, N.C., May 3, 2019 (GLOBE NEWSWIRE) - Carolina Trust BancShares, Inc. (the “Company”) (NASDAQ - CART) reports its financial results today for the most recently completed fiscal quarter.  In the quarter that ended March 31, 2019 (“1Q19”), the Company’s net income was $337,000 or $0.04 per diluted share as compared to $581,000 or $0.12 per diluted share in the quarter ended March 31, 2018 (“1Q18”), a decrease of $244,000 or $0.08 per diluted share.  The diluted average common shares outstanding increased to 9.4 million shares in 1Q19 from 4.8 million shares in 1Q18 following the completion of the Company’s stock offering in the second quarter of 2018 and an acquisition on January 1, 2019, which is discussed below.

On January 1, 2019, the Company completed its previously announced merger with Clover Community Bankshares, Inc. (“Clover”), parent company of Clover Community Bank.  Also under the merger agreement, Clover Community Bank merged with Carolina Trust Bank (the “Bank”), the wholly owned banking subsidiary of the Company.  Pursuant to the merger agreement, each share of Clover  common stock and preferred stock was converted into the right to receive, at the election of each Clover shareholder, either 2.7181 shares of Company common stock or $22.00 in cash, subject to proration procedures that resulted in an aggregate 80% stock and 20% cash consideration mix.  Total consideration was $20.4 million in stock and cash.  Overall, the Company issued 2,123,858 shares of common stock in exchange for 80% of Clover’s shares and paid $3,008 in lieu of fractional Company shares.  Cash consideration paid in exchange for 20% of Clover’s shares totaled $4,298,360.  The stock consideration was valued at $7.58 per share, the most recent closing price at the effective time of the merger.  In accordance with the merger agreement, cash paid in lieu of fractional shares was valued at a rate of $7.6305 per share, the average of the closing sales prices of the Company’s common stock as reported on Nasdaq for the twenty consecutive full trading days ending on the trading day immediately prior to the closing date of the merger.  The fair market value of loans and deposits acquired on the merger date was $64 million and $112 million, respectively.  The Bank recorded $5.4 million in goodwill, reflecting the amount of consideration given in excess of the fair market value of net assets acquired.  In addition, the Bank recognized $3.2 million in core deposit intangibles, the premium recognized for Clover Community Bank’s deposits, which is amortized over the estimated life of those deposits.

During 1Q19 the Company incurred $1,722,000 in merger-related expenses.  If the merger expenses, and certain other income statement items including accretion of premiums recorded on loans and deposits and amortization of the core deposit intangibles, net of tax, were excluded, net income for 1Q19 would have been $1,710,000 or $0.18 per diluted share, which is a non-GAAP (Generally Accepted Accounting Principles) measurement.  Please refer to “Note Regarding Use of Non-GAAP Financial Measures” and the non-GAAP reconciliation tables below for additional information.

The table below summarizes the key components of net income for 1Q19 and 1Q18.

$ in thousands	For the 3 months ended
	March 31, 2019	March 31, 2018	Increase (Decrease)	% Change
Interest income	$7,080	$4,827	$2,253	47%
Interest expense	1,422	1,060	362	34%
Net interest income	5,658	3,767	1,891	50%
Provision for (recovery of) loan loss	77	252	(175)	(69%)
Noninterest income	620	330	290	88%
Noninterest expense, excluding merger expenses	4,069	3,096	973	31%
Merger expenses	1,722	-0-	1,722	NM
Pre-tax income	410	749	(339)	(45%)
Income tax expense	73	168	(95)	(57%)
Net income (loss)	$337	$581	$(244)	(42%)

Non-GAAP measurements:
Net income (loss)	$337	$581
Adjustments:
+ Merger expenses	1,722	-
- Accretion of purchased loan discounts	(117)	(2)
- Accretion of purchased time deposit discounts	12	-
+ Amortization of core deposit intangible	161	9
- Net tax effect of adjustments	(405)	(1)
= Adjusted net income	$1,710	$587	$1,123	191%

Return on assets	0.23%	0.55%	(0.32%)
Return on equity	2.05%	8.00%	(5.95%)
Net interest margin	4.09%	3.79%	0.30%
Efficiency ratio [1]	92%	76%	16%
Adjusted return on assets [2]	1.14%	0.55%	0.59%
Adjusted return on equity [2]	10.41%	8.07%	2.34%
Adjusted net interest margin [2]	4.01%	3.79%	0.22%
Adjusted efficiency ratio [2]	63%	75%	(9%)
Average assets	$607,689	$430,727	$176,962	41%
Average loans	464,755	360,518	104,237	29%
Average deposits	509,091	357,259	151,832	42%
Average equity [3]	66,593	29,475	37,118	126%
Book value per share as of the end of the period	$7.25	$6.30
Tangible book value per share as of the end of the Period	$6.34	$6.29

1 Efficiency ratio = Noninterest expense / (Net interest income + Noninterest income)
2 Adjusted returns on assets and equity, adjusted net interest margin and adjusted efficiency ratios are non-GAAP measures.  A reconciliation to GAAP is included at the end of this release.
3 Note:  The common stock offering completed in April 2018 added $18.4 million to common equity.  The acquisition of Clover in January 2019 added $16.1 million to common equity

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Comparing 1Q19 with 1Q18, the $339,000 (-45%) decrease in pre-tax income was due mostly to merger expenses mentioned previously and to a $973,000 (+31%) increase in noninterest expenses, excluding merger expenses.  These unfavorable comparisons were offset by an increase in net interest income of $1,891,000 (+50%), an increase in noninterest income of $290,000 (+88%) and a decrease in loan loss provision of $175,000 (-69%).  Income tax expense decreased by $95,000 (-57%) as a result of the decrease in pre-tax income.

Net interest income increased from $3,767,000 in 1Q18 to $5,658,000 in 1Q19, primarily due to the loan and deposit growth from the acquisition of Clover and, secondarily, to loan growth in existing branches.  Average loans increased by $104 million, or 29%, from 1Q18 to 1Q19 and included $64 million acquired from Clover.  The remaining $40 million in year-over-year average loan growth was concentrated in the Mooresville and Hickory offices and the Salisbury loan production office, which combined for $34 million of the growth, followed by the Denver and Forest City offices with growth totaling $8 million.  The offices with the highest average loan balances in 1Q19 were Gastonia ($83 million), Mooresville ($78 million), Hickory ($72 million), and Lincolnton Main ($68 million).

The net interest margin increased by 30 basis points from 3.79% in 1Q18 to 4.09% in 1Q19.  The yield on earning assets increased by 25 basis points from 4.86% in 1Q18 to 5.11% in 1Q19.  Comparatively, the cost of funds, including deposits, borrowings and holding company debt, was flat at 1.08% from 1Q18 to 1Q19.  The improvement in the yield on earning assets and the net interest margin was softened by the shift in the earning asset mix, as the ratio of average loans to average earning assets declined from 89% in 1Q18 to 83% in 1Q19.  The additional liquidity maintained in interest earning cash and securities resulted in those categories increasing from 11% to 17% as a percentage of earning assets for the same periods.

The margin and asset yield increases were attributed primarily to the 45 basis point increase in loan yield from 5.15% in 1Q18 to 5.60% in 1Q19.     Loan yields were positively impacted by prime rate increases of 25 basis points each in March 2018, June 2018, September 2018, and December 2018.  The loan yields also benefited from accretion of the discounts on purchased loans and were partially offset by accretion of the discounts on acquired time deposits. The net of loan and deposit accretion added 8 basis points to the net interest margin.

In a linked quarter comparison, the net interest margin improved by 15 basis points from 3.94% in 4Q18 to 4.09% in 1Q19.  The earning asset yield grew by 6 basis points as compared to the cost of funds that decreased by 10 basis points.  The earning asset yield increase from 4Q18 to 1Q19 was attributable to the loan yield growing by 19 basis points and the investment yield increasing by 16 basis points, which more than offset the lower percentage of loans to earning assets in 1Q19.

Noninterest income increased by $290,000 from $330,000 in 1Q18 to $620,000 in 1Q19.  The increase was due mostly to mortgage fee income increasing by $110,000 or 733%, overdraft fees increasing by $60,000 or 43% and a $34,000 or 74% increase in interchange fee income.  Gains on securities increased by $30,000 as the value of equity holdings appreciated.  The growth in mortgage fee income result was partially attributed to experienced mortgage specialists who were previously with Clover and to a renewed emphasis to meeting the demand for mortgages in Bank’s markets.  Overdraft fees and interchange fees increased as a result of an increase in the Bank’s checking account customer base for which the average total balance grew by 68% from 1Q18 to 1Q19, primarily due to the acquisition of Clover.

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Noninterest expense increased by $2,695,000 (+87%), from $3,096,000 in 1Q18 to $5,791,000 in 1Q19.  This increase included merger expenses for the acquisition of Clover, which totaled $1,722,000 in 1Q19 as compared to $0 in 1Q18.  There were smaller increases in salaries and benefits, up $556,000 (+30%), and in amortization of core deposit intangibles, up $152,000 (+1,689%), both of which were attributed primarily to the acquisition of Clover.  Merger expenses included $1,224,000 paid to former Clover employees in accordance with change-in-control agreements or severance packages and the related payroll taxes. The other merger expenses included $242,000 for data processing due to the system conversion to the Bank’s core system and processes and $173,000 due to various products and services including investment banking services, debit cards and product brochure for previous Clover customers, and training for former Clover employees.  Salaries and wages were up by $463,000 or 36%, as new employees joined the Bank in conjunction with the acquisition of Clover.  This increase included $52,000 for several employees whose employment ended as planned after conversion of Clover’s operating system to the Bank’s operating system in mid-February.  Overtime salaries were up $21,000 or 141% from 1Q18 to 1Q19, which was in part due to the effort to convert Clover to the Bank’s core system and processes.

Comparison of Financial Condition at March 31, 2019 with December 31, 2018.

The balance sheet growth from December 31, 2018 to March 31, 2019 was mostly attributed to the acquisition of Clover.  Assets increased by $146 million (+31%) from December 31, 2018 to March 31, 2019, as funding from deposits increased by $128 million (+32%), and shareholders’ equity grew by $17 million (+34%).  The asset growth was concentrated in loans, up $81 million (+21%).  Investment securities increased by $37 million (+114%).  Cash and due from banks increased $3 million (+24%), and interest-earning deposits with banks increased by $8 million (+37%).  Intangible assets increased by $9 million (+20,629%), and foreclosed assets increased by $1 million (+89%).

The increase in loans since December 31, 2018 included $64 million acquired from Clover on the merger date, January 1, 2019, and $17 million in additional growth.  The increase in deposits included  $112 million acquired from Clover on the merger date and $16 million in net growth during the first quarter of 2019.

Asset quality measurements remained strong during the first quarter of 2019.  The ratio of non-performing assets to total assets was 0.52% on March 31, 2019 as compared to 0.46% on December 31, 2018.  Nonperforming loans to total loans improved by 5 basis points to 0.22% at March 31, 2019.
Net recoveries to average loans on an annualized basis was (0.01%) for the quarters ended March 31, 2019 and December 31, 2018, and the net charge offs to average loans on annualized basis for the quarter ended March 31, 2018 was 0.08%.

Regulatory capital ratios for the Company’s wholly owned subsidiary, Carolina Trust Bank, decreased slightly from December 31, 2018 to March 31, 2019.  The growth in risk-weighted assets was slightly more than additional risk-based capital from the Clover acquisition and first quarter earnings.  The Bank’s total risk-based capital ratio at March 31, 2019 was 13.25%, a 9 basis-point decrease from 13.34% at December 31, 2018.

About Carolina Trust BancShares, Inc.
Carolina Trust BancShares, Inc. is a bank holding company and the parent company of Carolina Trust Bank.  Carolina Trust Bank is a full service, state-chartered bank headquartered in Lincolnton, N.C.  The bank operates in eleven full-service offices and one loan production office in the Piedmont and Mountain Regions of the Carolinas to the north and west of Charlotte, NC.

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Caution Regarding Forward-Looking Statements: This news release contains forward-looking statements. Words such as “anticipates,” “ believes,” “estimates,” “expects,” “intends,” “should,” “will,” variations of such words and similar expressions are intended to identify forward-looking statements. These statements reflect management’s current beliefs as to the expected outcomes of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Factors that could cause a difference in actual results and outcomes include, among others: the impact of changes in tax law and regulations, including the Tax Cuts and Jobs Act of 2017; changes in the national and local economies or market conditions; changes in interest rates, deposit flows, loan demand and asset quality, including real estate and other collateral values; changes in banking regulations and accounting principles, policies or guidelines; the impact of competition from traditional or new sources; and the impact of acquisitions, including the risks that (1) the business related to acquisitions may not be integrated successfully or such integration may take longer to accomplish than expected; (2) the expected cost savings and any revenue synergies from acquisitions may not be fully realized within expected timeframes; and (3) disruption from acquisitions may make it more difficult to maintain relationships with clients, associates, or suppliers. These and other factors that may emerge could cause decisions and actual results to differ materially from current expectations. The Company undertakes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.

Note Regarding Use of Non-GAAP Financial Measures:  This news release presents certain non-GAAP financial measures including, without limitation, adjusted net income, adjusted net income per share, and tangible book value per share.  Non-GAAP financial measures include numerical measures of a company’s historical financial performance, financial position, or cash flows that exclude (or include) amounts, or that are subject to adjustments that have the effect of excluding (or including) amounts, that are included (or, as applicable, excluded) in the most directly comparable measures calculated and presented in accordance with GAAP.  The Company has presented the adjustments to reconcile from the applicable GAAP financial measures to the non-GAAP financial measures where applicable.  The Company considers these adjustments to the GAAP financial measures to be relevant to ongoing operating results.  The Company believes that excluding the amounts associated with these adjustments to present the non-GAAP financial measures provides a meaningful base for the period-to-period comparisons, which will assist investors and analysts in analyzing the operating results or financial position of the Company.  The non-GAAP financial measures are used by management to assess the performance of the Company’s business, including for presentations of Company performance to investors.  The Company further believes that presenting the non-GAAP financial measures will permit investors and analysts to assess the performance of the Company on the same basis as that applied by management.  Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited.  Although non-GAAP financial measures are frequently used by investors to evaluate a company, they have limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of results reported under GAAP.  Reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures are included with this release.

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Carolina Trust BancShares, Inc.
Selected Financial Highlights
Dollars in thousands

	Unaudited 3/31/19	(a) 12/31/18	Unaudited 9/30/18	Unaudited 6/30/18	Unaudited 3/31/18
Balance Sheet Data:
Total Assets	$621,279	$475,104	$465,171	$470,854	$446,610
Total Loans	474,239	393,282	380,746	374,026	367,039
Allowance for Loan Loss	4,069	3,978	3,925	3,844	3,780
Total Deposits	523,390	395,149	386,497	393,279	372,902
Total Shareholders’ Equity	67,378	50,261	48,954	48,201	29,379

(a)	Unless otherwise noted, all financial information presented in the accompanying tables as of and for the year ending December 31, 2018, is derived from audited financial statements.

Carolina Trust BancShares, Inc.
Comparative Income Statements
For the Three Months Ended
Dollars in thousands, except share and per share data

	Unaudited 3/31/19	Unaudited 3/31/18	Variance $	Variance %
Income and Per Share Data:
Interest Income	$7,080	$4,827	$2,253	47%
Interest Expense	1,422	1,060	362	34%
Net Interest Income	5,658	3,767	1,891	50%
Provision for (Recovery of) Loan Loss	77	252	(175)	(69%)
Net Interest Income After Provision	5,581	3,515	2,066	59%
Non-interest Income	620	330	290	88%
Non-interest Expense, Excluding Merger Expenses	4,069	3,096	973	31%
Merger Expenses	1,722	-0-	1,722	NM
Income Before Taxes	410	749	(339)	(45%)
Income Tax Expense	73	168	(95)	(57%)
Net Income (Loss) Available to Common Shareholders	$337	$581	$(244)	(42%)

Net Income (Loss) Per Common Share:
Basic	$0.04	$0.12
Diluted	$0.04	$0.12
Average Common Shares Outstanding:
Basic	9,290,811	4,660,325
Diluted	9,361,612	4,764,274

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Carolina Trust BancShares, Inc.
Quarterly Income Statement
Dollars in thousands, except share and per share data

	For the three months ended:

Income and Per Share Data:	Unaudited 3/31/19	Unaudited 12/31/18	Unaudited 9/30/18	Unaudited 6/30/18	Unaudited 3/31/18
Interest Income	$7,080	$5,645	$5,419	$5,198	$4,827
Interest Expense	1,422	1,233	1,176	1,155	1,060
Net Interest Income	5,658	4,412	4,243	4,043	3,767
Provision for (Recovery of) Loan Loss	77	(9)	75	88	252
Net Interest Income After Provision	5,581	4,421	4,168	3,955	3,515
Non-interest Income	620	186	374	366	330
Non-interest Expense, Excluding Merger Expenses	4,069	3,093	3,170	3,297	3,096
Merger Expenses	1,722	264	157	323	-0-
Income Before Taxes	410	1,250	1,215	701	749
Income Tax Expense	73	304	300	191	168
Net Income (Loss) Available to Common Shareholders	$337	$946	$915	$510	$581

Net Income (Loss) Per Common Share:
Basic	$0.04	$0.13	$0.13	$0.08	$0.12
Diluted	$0.04	$0.13	$0.13	$0.08	$0.12
Average Common Shares Outstanding:
Basic	9,290,811	7,156,987	7,156,987	6,583,719	4,660,325
Diluted	9,361,612	7,239,698	7,243,875	6,598,542	4,764,274

Non-GAAP Measure
Adjusted Net Income (excludes accretion of purchased loan discounts and purchased time deposit discounts, amortization of core deposit intangibles, and merger expenses, adjusted for the effect of income taxes):

Income Before Taxes	$410	$1,250	$1,215	$701	$749
Less: Accretion of purchased loan Discount	(117)	(1)	(2)	(2)	(2)
Add: Accretion of purchased time deposit discounts	12	-	-	-	-
Add: Amortization of core deposit Intangibles	161	7	9	9	9
Add: Merger Expenses	1,722	264	157	323	-
Adjusted Income Before Taxes	2,188	1,520	1,379	1,031	756
Less: Income Tax Expense	73	304	300	191	168
Less: Income Tax Effect of Adjustments	405	43	17	43	1
Adjusted Net Income Available to Common Shareholders	$1,710	$1,173	$1,062	$797	$587

Adjusted Net Income Per Common Share:
Basic	$0.18	$0.16	$0.15	$0.12	$0.13
Diluted	$0.18	$0.16	$0.15	$0.12	$0.12
Average Common Shares Outstanding:
Basic	9,290,811	7,156,987	7,156,987	6,583,719	4,660,325
Diluted	9,361,612	7,239,698	7,243,875	6,598,542	4,764,274

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Carolina Trust BancShares, Inc.
Selected Financial Highlights
Dollars in thousands, except share and per share data

	3/31/19	12/31/18	9/30/18	6/30/18	3/31/18
Capital Ratios:
Common equity tier 1 capital ratio [1]	12.45%	12.36%	12.21%	12.16%	10.43%
Tier 1 capital ratio [1]	12.45%	12.36%	12.21%	12.16%	10.43%
Total capital ratio [1]	13.25%	13.34%	13.19%	13.14%	11.41%
Tier 1 leverage ratio [1]	10.64%	10.85%	10.56%	10.45%	9.49%

Tangible Common Equity (*)	$58,983	$50,221	$48,907	$48,145	$29,315
Common Shares Outstanding	9,296,977	7,156,987	7,156,987	7,156,987	4,660,987
Book Value per Common Share	$7.25	$7.02	$6.84	$6.73	$6.30
Tangible Book Value per Common Share (*)	$6.34	$7.02	$6.83	$6.73	$6.29
Performance Ratios for the Three Months Ended (annualized):
Return on Average Assets	0.23%[2]	0.80%[3]	0.78%[4]	0.44%[5]	0.55%[6]
Return on Average Common Equity	2.05%[2]	7.54%[3]	7.42%[4]	4.69%[5]	8.00%[6]
Net Interest Margin	4.09%	3.94%	3.82%	3.76%	3.79%

Asset Quality:
Delinquent Loans (30-89 days accruing interest)	$819	$459	$754	$957	$430

Delinquent Loans (90 days or more and accruing)	1	5	-0-	25	-0-
Non-accrual Loans	1,034	1,046	1,057	1,080	1,125
OREO and Repossessed property	2,190	1,157	1,782	1,971	2,215
Total Nonperforming Assets	3,225	$2,208	$2,839	$3,076	$3,340

Restructured Loans	$3,755	$3,856	$3,925	$4,006	$4,096
Nonperforming Assets / Total Assets	0.52%	0.46%	0.61%	0.65%	0.75%
Nonperforming Assets / Equity & Allowance for Loan Loss	4.51%	4.07%	5.37%	5.91%	10.07%
Allowance for Loan Loss / Nonperforming Assets	126%	180%	138%	125%	113%
Allowance for Loan Loss / Total Loans	0.86%	1.01%	1.03%	1.03%	1.03%
Net Loan Charge-offs (Recoveries)	$(14)	$(62)	$(6)	$23	$71
Net Loan Charge-offs (Recoveries) /Average Loans (annualized)	(0.01%)	(0.06%)	(0.01%)	0.03%	0.08%

Purchased Credit Impaired Loans (gross)	$4,000	-0-	-0-	-0-	-0-
Discount on Purchased Credit Impaired Loans	673	-0-	-0-	-0-	-0-
Purchased Credit Impaired Loan (carrying value)	3,327	-0-	-0-	-0-	-0-

Purchased Non-Credit Impaired Loans (gross)	$55,798	-0-	-0-	-0-	-0-
Discount on Purchased Non-Credit Impaired Loans	857	-0-	-0-	-0-	-0-
Purchased Non-Credit Impaired Loans (carrying value)	54,941	-0-	-0-	-0-	-0-
Note:  Financial information is unaudited.

1  Capital ratios are presented for Carolina Trust Bank which reports these ratios to the Federal Financial Institutions Examination Council on form FFIEC 051.
2 For the three months ended March 31, 2019, excluding merger expenses, accretion of discounts on purchased loans and time deposits, and amortization of core deposit intangibles, all net of tax, would result in an annualized ROA of 1.14% and an annualized ROE of 10.41%.
3  For the three months ended December 31, 2018, excluding merger expenses, accretion of purchased loan discounts and amortization of core deposit intangibles, net of tax, would result in an annualized ROA of 0.99% and an annualized ROE of 9.35%.
4  For the three months ended September 30, 2018, excluding merger expenses, accretion of purchased loan discounts and amortization of core deposit intangibles, net of tax, would result in an annualized ROA of 0.90% and an annualized ROE of 8.61%.
5  For the three months ended June 30, 2018, excluding merger expenses, accretion of purchased loan discounts and amortization of core deposit intangibles, net of tax, would result in an annualized ROA of 0.69% and an annualized ROE of 7.34%.
6  For the three months ended March 31, 2018, excluding accretion of purchased loan discounts and amortization of core deposit intangibles, net of tax, would result in an annualized ROA of 0.55% and an annualized ROE of 8.07%.
(*)

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Reconciliation of GAAP to non-GAAP (Dollars in Thousands, except share and per share data):	3/31/19	12/31/18	9/30/18	6/30/18	3/31/18
Shareholders’ equity (GAAP)	$67,378	$50,261	$48,954	$48,201	$29,379
Less: Goodwill	5,355	-	-	-	-
Less: Core deposit intangible	3,039	40	47	56	64
Tangible Common Equity (non-GAAP)	58,984	50,221	48,907	48,145	29,315
Common Shares Outstanding	9,296,977	7,156,987	7,156,987	7,156,987	4,660,987
Tangible Book Value per Common Share (non-GAAP)	$6.34	$7.02	$6.83	$6.73	$6.29

1 Note from Page 2

Dollars in Thousands
Reconciliation of GAAP to non-GAAP:	1Q19	1Q18
Net income (loss)	$337	$581
Less: Accretion of purchased loan discounts	(117)	(2)
Add: Accretion of purchased time deposit discounts	12	-
Add: Amortization of core deposit intangibles	161	9
Add: Merger expenses	1,722	-
Tax effect of adjustments	(405)	(1)
Adjusted net income	$1,710	$587

Average diluted shares	9,361,612	4,764,274
Adjusted diluted earnings per share	$0.18	$0.12

Average assets	$607,689	$430,727
Adjusted return on assets (annualized)	1.14%	0.55%

Average equity	$66,593	$29,475
Adjusted return on equity (annualized)	10.41%	8.07%

Net interest income	$5,658	$3,767
Less: Accretion of purchased loan discounts	(117)	(1)
Add: Accretion of purchased time deposit discounts	12	-
Adjusted net interest income	$5,553	$3,766
Average earning assets	561,608	402,918
Adjusted net interest margin (annualized)	4.01%	3.79%

Noninterest expenses	$5,791	$3,096
Less: Amortization of core deposit intangibles	(161)	-
Less: Merger expenses	(1,722)	(9)
Adjusted noninterest expenses (a)	3,908	3,087

Adjusted net interest income (see above)	5,553	3,766
Noninterest income	620	330
Adjusted net revenues (b)	6,173	4,096
Adjusted efficiency ratio = (a) / (b)	63%	75%

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